EXHIBIT 99.1

News Release

Contacts:

FormFactor, Inc.	Sapphire Investor Relations, LLC
Jens Meyerhoff	Erica Mannion
Chief Operating Officer and	Investor Relations
Chief Financial Officer	(415) 399-9345 ext. 321
(925) 290-4063

FORMFACTOR SUES PHICOM CORPORATION FOR PATENT INFRINGEMENT IN US

LIVERMORE, CA — March 7, 2005 — FormFactor, Inc. (Nasdaq: FORM), an industry leader in the design, development and manufacture of semiconductor wafer probe cards, today announced the filing of a patent infringement lawsuit against Phicom Corporation, a Korean corporation. The lawsuit, filed in federal district court in Oregon, charges Phicom is willfully infringing four US patents that cover key aspects of FormFactor’s wafer probe cards.

Igor Khandros, FormFactor CEO, stated, “FormFactor has invested many millions of dollars in research and development to drive innovation in semiconductor manufacturing. Our resulting intellectual property is a cornerstone of our business and integral to our position as a mission critical enabler of wafer test.” Joe Bronson, FormFactor president, added: “Like all innovative companies in the semiconductor industry, we have an obligation to our shareholders to protect our R&D investment and take action against those we believe infringe our IP rights. IP protection provides a critical incentive for continued development and delivery of the breakthrough innovations that drive long term growth in the semiconductor industry.”

The filing of the US complaint follows actions initiated by FormFactor in 2004 against Phicom in the Seoul Southern District Court in Korea, and is part of the Company’s global IP strategy. The US complaint seeks both injunctive relief and money damages. In both the US and Korea actions FormFactor alleges that Phicom has incorporated FormFactor’s proprietary technology into Phicom products. The US patents identified in the Complaint are US Patent No. 5,974,662 for “Method of Planarizing Tips Of Probe Elements Of A Probe Card Assembly”, US Patent No. 6,246,247 for “Probe Card Assembly And Kit, And Methods Of Using Same”, US Patent No. 6,624,648 for “Probe Card Assembly”, and US Patent No. 5,994,152 for “Fabricating Interconnects And Tips Using Sacrificial Substrates.”

About FormFactor:
FormFactor, Inc. (Nasdaq: FORM) is an industry leader in the design, development, manufacture, sale and support of precision, high-performance advanced semiconductor wafer probe cards. The Company’s products are based on its proprietary technologies, including its MicroSpring interconnect technology and design processes, which enable FormFactor to produce wafer probe cards for test applications that require reliability, speed, precision and signal integrity. FormFactor is headquartered in Livermore, California. For more information, visit the Company’s Web site at www.formfactor.com.

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FormFactor and MicroSpring are registered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-Looking Statements.
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: the ruling on any substantive issue in the US action, including the Company’s patent infringement claims and any challenges to the validity or enforceability of an asserted FormFactor patent; and any appeal of those decisions. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement is contained in the Company’s Form 10-Q/A for the period ending September 25, 2004, filed with the Securities and Exchange Commission (“SEC”), and subsequent filings. Copies of filings made by the Company with the SEC are available at http://investors.formfactor.com/edgar.cfm. The Company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

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